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                                                                     EXHIBIT 8.1

                         [VINSON & ELKINS LETTERHEAD]

                                August 21, 1995



HarCor Energy, Inc.
Five Post Oak Park
4400 Post Oak Parkway, Suite 2200
Houston, Texas 77027

Gentlemen:

         We have acted as tax counsel to HarCor Energy, Inc. (the "Company") in connection with the Registration Statement on Form S-4 of the Company filed with the Securities and Exchange commission on August 21, 1995 (the "Registration Statement") and hereby confirm to you that in our opinion, the statements as to federal income tax consequences set forth under the heading "Certain Federal Income Tax Considerations" in the Prospectus relating thereto are complete and accurate in all material respects.

         We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us in the Prospectus under the heading "Legal Matters". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                        Very truly yours,



                                        VINSON & ELKINS L.L.P.